SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


          Date of Report (date of earliest event reported): May 3, 2000


                             INTERNET HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


    UTAH                             0-26888                    13-3758042
(State or Other                    (Commission                 (IRS Employer
  Jurisdiction)                    File Number)              Identification No.)

            16 Curzon Street, Mayfair, London, United Kingdom W1Y 7FF
                    (Address of principal executive offices)


     Registrant's telephone number, including area code: 011 44 207 409 1600



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

A.  Offer to Acquire Radical Technology Plc

     On March 3, 2000, Internet Holdings, Inc. (the "Company") offered to acquire all of the issued and outstanding shares of Radical Technology Plc ("RadTech") in a stock-for-stock transaction (the "Offer"). Pursuant to the Offer, the Company offered 50 shares of its common stock (the "Exchange Stock") for every 143 shares of capital stock of RadTech. Assuming full acceptance of the offer, 1,281,714 shares of the Company will be issued, constituting approximately 7.7% of the Company's outstanding shares. The Exchange Stock will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). However, as a condition of the Offer, within twelve months of the date of issue of the Exchange Stock, the Company shall file a registration statement with the Securities and Exchange Commission (the "Commission") covering the Exchange Stock. Furthermore, during this twelve month period, the Company shall not file a registration statement covering any shares held by STG Holdings Plc, the largest single shareholder of the Company. As of May 19, 2000, shareholders holding approximately 85.35% of the RadTech shares have irrevocably undertaken to accept the Offer, making the acquisition unconditional.

     RadTech is a publicly quoted English company whose shares are traded on the London Stock Exchange OFEX market. RadTech is a computer software developer, business systems integrator and package software supplier. The majority of its current products and services are Internet/Intranet related, primarily utilizing Microsoft(R) development tools. The Company's management believes that RadTech will serve as the Company's base for incubation facilities. Furthermore, management expects that RadTech can offer `value added' investment to incubator businesses by immediately supplying office space, operational assistance, capital support, industry experience and access to a strategic network of business relationships.

     Stefan Allesch-Taylor, the President and Chief Executive Officer of the Company, is also a non-executive director of RadTech.

B.  Acquisition of Ferman AG

     On May 3, 2000, the Company entered into a Heads of Terms contract to acquire 51% of the equity of Ferman AG ("Ferman"), a Swiss investment company, from Dr. Alexander Nill and Fortman Cline AG (collectively, the "Vendors"). Pursuant to the contract, the Company will issue to the Vendors 3,360,000 shares of common stock. The closing of this transaction is subject to certain conditions and it is anticipated that the transaction will be completed by July 31, 2000. The Vendors have guaranteed that upon closing of the transaction the value of 51% of the net assets of Ferman to be acquired by the Company will be not less than $42 million. Such guaranty will be secured by cash and/or marketable securities.

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     Ferman is an independent investment company that invests in public and privately held growth companies. In selecting its investments, Ferman focuses on Internet companies who develop Internet enabling software, e-commerce, software, telecommunications, and multimedia. Ferman's principal holdings are primarily comprised of European Internet and software companies including Top Tier Software, SGA Research and Newtron.

     Ferman seeks to take minority stakes in companies with an average investment size of Euro 1 to 5 million. If an investment syndicate is established, the investment size may reach up to Euro 10 million. Ferman typically maintains its investments in portfolio companies for a period of 1 to 4 years.

     Ferman considers itself to be an entrepreneurial partner and, apart from capital, provides its portfolio companies with comprehensive advice and a widespread network of contacts. Based on a strong position in Switzerland, the vision of the Company is to become a leading venture capital company within the next three years. Ferman will continue to differentiate itself from comparable companies by pursuing synergistic investments and actively harvesting these synergies through its management involvement.

     Unlike typical venture capital firms, Ferman's management team blends critical experience in finance and banking, business development, consulting, investor relations, and marketing. Although Ferman does not consider itself to be an early stage incubator, its management team has already helped some of its portfolio companies to set up critical business contacts, placing talent, advising on initial public offerings and acting as a sounding board for business ideas. Ferman has established critical systems and procedures to ensure prudent investment selection and optimal support.

     The Company has appointed Dr. Nill to serve on its board of directors.

ITEM 5. OTHER EVENTS.

A. Exercise of Warrants Issued to Panther Capital Ltd

     On January 28, 2000, the Company entered into an underwriting agreement with Panther Capital Ltd ("Panther") to sell shares of common stock and warrants of the Company pursuant to an exemption from registration under Regulation S of the Securities Act. Under the underwriting agreement, the Company sold 5,000,000 shares of its common stock, at a price of $1.00 per share, to certain sub-underwriters named in the agreement, for whom Panther acted as lead underwriter. In consideration for such underwriting, Panther received warrants to purchase up to 1,000,000 shares of common stock of the Company. As of May 12, 2000, Panther exercised all 1,000,000 warrants at $1.00 per share.

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B. Appointment of New Directors

     On May 12, 2000, the board of directors of the Company appointed Martin Lechner, Rajeev Misra, Dr. Alexander Nill and Dr. Stefan Fleissner as directors of the Company, effective immediately.

     Dr. Alexander Nill has 5 years of experience in private equity investment in the Internet and technology sectors. In 1996, Dr. Nill joined Sparta Beteiligungen AG where he built up and headed the private equity division. He was appointed to the Board of Directors in 1997. In 1999, Dr. Nill was appointed President and Chief Executive Officer of Sparta UK Ltd in London. Dr. Nill is Chairman of the advisory board for Red Cube AG and Vice Chairman of the advisory board for IQ Capital AG. Dr. Nill received a BA from Maximilian University, an MBA from the European University in Munich, and a PhD in Economics from Oxford University.

     Martin Lechner is a Co-Founder of IQ Capital AG and Executive Board Member of IQ Capital SGA, respectively German and Swiss venture capital corporations. From 1991 to 1996, he gained extensive investment banking and fund management experience, having served in numerous capacities at Dresdner Kleinwort Benson (Frankfurt), Keppler Asset Management (New York), and Foreign & Colonial (London). He currently serves on the Supervisory Board of several US and European companies including TopTier Software, a San Jose based software solution provider via the Internet, and Open Mind Systems, a Swiss software content management provider. Mr. Lechner received his degree as Dipl. Kfm. in Economics at the University of Passau.

     Rajeev Misra is currently a managing director at Deutsche Bank, having joined the Fixed Income Division in July 1995. He is responsible for building Deutsche Bank's structured credit (credit derivatives, securitization, tax, and repackaging) distribution effort in Western and Eastern Europe. Mr. Misra has seven years of Investment Banking experience in Europe, and has established numerous senior management relationships with financial institutions and money managers. From 1986 to 1989, he worked as a manager for a software development team at Microsoft Corp. Mr. Misra has a Bachelors degree in Computer Science from the University of Pennsylvania and an MBA from the Sloan School of Management at the Massachusetts Institute of Technology.

     Dr. Stefan Fleissner founded IMAGES Communications and New Media AG, an Internet and multimedia design agency, in 1991. He served as Chief Executive Officer, focusing mainly on strategic planning, brand marketing and investor relations. In 1999, he became an Executive Board member of IQ Capital AG, a Swiss venture capital company with responsibilities for equity management, e-commerce and corporate planning. Dr. Fleissner is a director of IQ Capital Asia PLC in Singapore and a member of the advisory board of Internet-schule.com in Munich. He has an honors degree in business management from Munich University and a doctorate in Economics from Innsbruck University.

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ITEM 7. FINANCIAL STATEMENTS, PRO-FORMA INFORMATION AND EXHIBITS

(a) Financial Statements of Businesses Acquired*

(b) Pro-Forma Financial Information*

(c) Exhibits

Number                       Description

2.1  Offering Document to acquire shares of Radical Technology Plc.

2.2 Heads of Terms Agreement by and among Internet Holdings, Inc., Dr. Alexander Nill and Fortman Cline A.G. to acquire Ferman A.G., dated May 3, 2000.


----------
* To be filed by amendment.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INTERNET HOLDINGS, INC.

May 23, 2000                                By: /s/ Jason Forsyth
                                                ----------------------
                                                Jason Forsyth,
                                                Chief Financial Officer


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